FOR IMMEDIATE RELEASE	COMPANY CONTACT: Mike Hershberger
August 2, 2017	Chief Financial Officer
(813) 397 1187
mhershberger@hiiquote.com

Health Insurance Innovations, Inc. Reports Record Second Quarter 2017

Financial and Operating Results

Revised 2017 Guidance Metrics Upwards

Record Revenue of $61.8 million, up 39% YOY

Diluted Earnings per Share of $0.35, up 46% YOY

Record Adjusted Earnings per Share of $0.46, up 70% YOY

Record Policies in force totaled approximately 359,500, up 39% YOY

Tampa, FL— August 2, 2017 — (GLOBE NEWSWIRE) — Health Insurance Innovations, Inc. (NASDAQ:HIIQ), a leading developer, distributor, and cloud-based administrator of affordable health insurance and supplemental plans announced financial results for the second quarter ended June 30, 2017. The Company will host a live conference call on Thursday, August 3, 2017 at 8:30 A.M. EST.

Second Quarter 2017 Consolidated Financial Highlights

●	Record revenue was $61.8 million, an increase of 38.9% over $44.5 million in the second quarter of 2016.

●	Record total collections from customers (premium equivalents) of $98.9 million, an increase of 28.5% over $77.0 million in the second quarter of 2016.

●	Record adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) was $12.5 million, compared to $6.5 million in the second quarter of 2016, an increase of 92.3%.

●	GAAP diluted earnings per share was $0.35, compared to $0.24 in the second quarter of 2016, an increase of 45.8%.

●	Record adjusted earnings per share also referred to as Adjusted Net Income per Share, was $0.46 compared to $0.27 in the second quarter of 2016, an increase of 70.4%.

●	Record policies in force as of June 30, 2017, totaled approximately 359,500, a 39.1% increase from 258,400 as of June 30, 2016.

Premium equivalents, adjusted EBITDA, and adjusted EPS are non-GAAP financial measures. See the reconciliations of these measures to their respective most directly comparable GAAP measure below in this press release.

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Revised 2017 Full Year Guidance

We are revising our guidance upwards for the full year 2017. We expect Revenue to grow 22% to 25% year-over-year ($225 million to $230 million), Adjusted EBITDA to grow 41% to 51% year-over-year ($39 million to $42 million) and Adjusted EPS to grow 29% to 38% ($1.45 to $1.55). Previously we guided to Revenue of $212 million to $222 million, Adjusted EBITDA of $36 million to $39 million and Adjusted EPS of $1.40 to $1.50.

“In our record second quarter results, we continue to drive top line growth and bottom line results with disciplined execution of our strategy. In the second half of 2017, we will continue to focus on our product and technology innovation to meet consumers’ affordable health care needs” said Gavin Southwell, HIIQ’s Chief Executive Officer and President.

Second Quarter 2017 Financial Discussion

Second quarter revenues of $61.8 million increased 38.9%, compared to the second quarter of 2016, driven primarily by an increase in policies in force.

Total SG&A expense was $14.7 million (23.8% of revenues) in the second quarter of 2017, compared to $11.7 million (26.3% of revenues) in the same period in 2016. Our core SG&A for the quarter – total SG&A less marketing leads and advertising, stock compensation, transaction, severance, restructuring and other costs – was $11.1 million (18.0% of revenues) in the second quarter of 2017, compared to $8.7 million (19.5% of revenues) in the same period of 2016.

EBITDA was $10.7 million in the second quarter of 2017, compared to $5.7 million in the same period in 2016, an increase of 87.7%.

Adjusted EBITDA was $12.5 million in the second quarter of 2017, an increase of 92.3% over $6.5 million in the same period in 2016. Adjusted EBITDA as a percentage of revenue was 20.3% in the second quarter of 2017, compared to 14.7% in the same period in 2016. Adjusted EBITDA is calculated as EBITDA, adjusted for items that are not part of regular operating activities, including restructuring costs, tax receivable adjustments and other non-cash items such as stock-based compensation. A reconciliation of net income to EBITDA and adjusted EBITDA for the three months ended June 30, 2017 and 2016 is included within this press release.

GAAP diluted earnings per share for the second quarter was $0.35, compared to $0.24 in the second quarter of 2016.

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Adjusted EPS for the second quarter of 2017 was $0.46, compared to $0.27 in the prior year. A reconciliation of net income to adjusted net income per share is included within this press release.

The Company makes short-term loans to our distributors, based on actual sales, that we refer to as advanced commissions. These advanced commissions assist our distributors with cost-of-lead acquisition and provide working capital. We recover the loans from future commissions earned on premiums collected over the period in which policies renew. The second quarter advanced commission balance of $30.7 million is a decrease of $6.3 million from December 31, 2016 and a decrease of $5.0 million sequentially.

Cash and cash equivalents totaled $27.5 million at June 30, 2017, an increase of $15.3 million from December 31, 2016 and an increase of $11.7 million sequentially.

On May 5, 2017 the Company filed a Registration Statement on Form S-3, effective May 19, 2017, to offer and sell, from time to time, up to $150 million of any combination of debt securities, Class A Common Stock, Preferred Stock, Warrants, Units or Purchase Contracts as described in the prospectus. Securities may be sold in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings and we may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. We intend to use the net proceeds from the sale of the securities for general corporate purposes, including potentially expanding existing businesses, acquiring businesses and investing in other business opportunities. At June 30, 2017, the Company had not sold any securities under this Registration Statement.

On July 17, 2017, subsequent to the quarter-end, the Company entered into a Credit Agreement with SunTrust Bank. The Credit Agreement provides for a $30.0 million revolving credit facility pursuant to which the Lender has agreed to make revolving loans and issue letters of credit. The Credit Facility will be used for general corporate purposes, including to fund ongoing working capital needs, capital expenditures, and permitted acquisitions. The Credit Facility also provides the Company with the right to request additional incremental term loans thereunder up to an aggregate additional amount of $20 million, subject to the satisfaction of certain additional conditions provided therein. Concurrent with the execution of the Credit Agreement, the Company terminated its existing $15.0 million line of credit established on December 15, 2014.

We believe that both the shelf filing and the increased and extended revolving line of credit will allow the Company the flexibility to access capital, if needed, and will contribute to the generation of future shareholder value. We expect to continue to generate cash flow from operations throughout 2017.

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Conference Call and Webcast

The Company will host an earnings conference call on August 3, 2017 at 8:30 A.M. Eastern time. All interested parties can join the call by dialing (877) 407-9039; or (201) 689-8470; the conference ID is 13660546. A webcast of the call may be accessed in the Investor Relations section of Health Insurance Innovations’ website at http://investor.hiiquote.com/events.cfm. An archive of the call will be available for 30 days through the same website.

About Health Insurance Innovations, Inc. (HIIQ)

HIIQ is a market leader in developing innovative health insurance products that are affordable and meet the needs of health insurance plan shoppers. HIIQ develops insurance products through our relationships with best-in-class insurance companies and markets them via its broad distribution network of licensed insurance agents across the nation, its call center network and its unique online capability. Additional information about HIIQ can be found at HiiQuote.com. HIIQ’s Consumer Division includes AgileHealthInsurance.com, a website for researching, comparing and purchasing short-term health insurance products online and HealthPocket.com, a free website that compares and ranks all health insurance plans, and uses objective data to publish unbiased health insurance market analyses and other consumer advocacy research.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans and projections regarding new markets, products, services, growth strategies, anticipated trends in our business and anticipated changes and developments in the United States health insurance system and laws. Forward-looking statements are based on HIIQ’s current assumptions, expectations and beliefs are generally identifiable by use of words “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” or similar expressions and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements. These risks and uncertainties include, among other things, our ability to maintain relationships and develop new relationships with health insurance carriers and distributors, our ability to retain our members, the demand for our products, state regulatory oversight and examinations of us and our carriers and distributors, legal and regulatory compliance by our carriers and distributors, the amount of commissions paid to us or changes in health insurance plan pricing practices, competition, changes and developments in the United States health insurance system and laws, and HIIQ’s ability to adapt to them, the ability to maintain and enhance our name recognition, difficulties arising from acquisitions or other strategic transactions, and our ability to build the necessary infrastructure and processes to maintain effective controls over financial reporting. These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are discussed in HIIQ’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) as well as other documents that may be filed by HIIQ from time to time with the Securities and Exchange Commission, which are available at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. You should not rely on any forward-looking statement as representing our views in the future. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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HEALTH INSURANCE INNOVATIONS, INC.

Condensed Consolidated Balance Sheets

($ in thousands, except share and per share data)

	June 30, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$27,529	$12,214
Restricted cash	14,162	11,938
Accounts receivable, net, prepaid expenses and other current assets	2,223	2,815
Advanced commissions, net	30,706	37,001
Income taxes receivable	1,282	—
Total current assets	75,902	63,968
Property and equipment, net	4,572	4,022
Goodwill	41,076	41,076
Intangible assets, net	6,884	7,907
Deferred tax asset	28,151	8,181
Other assets	12	193
Total assets	$156,597	$125,347

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$30,133	$29,680
Deferred revenue	298	430
Income taxes payable	—	2,121
Due to member	521	3,282
Other current liabilities	1	126
Total current liabilities	30,953	35,639
Due to member	28,078	9,460
Other liabilities	43	170
Total liabilities	59,074	45,269
Commitments and contingencies
Stockholders’ equity:
Class A common stock (par value $0.001 per share, 100,000,000 shares authorized; 12,600,418 and 8,156,249 shares issued as of June 30, 2017 and December 31, 2016, respectively; and 12,469,247 and 8,036,705 shares outstanding as of June 30, 2017 and December 31, 2016, respectively)	12	8
Class B common stock (par value $0.001 per share, 20,000,000 shares authorized; 3,841,667 and 6,841,667 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively)	4	7
Preferred stock (par value $0.001 per share, 5,000,000 shares authorized; no shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively)	—	—
Additional paid-in capital	66,109	47,849
Treasury stock, at cost (131,171 and 119,544 shares as of June 30, 2017 and December 31, 2016, respectively)	(1,307)	(1,122)
Retained earnings	11,637	1,420
Total Health Insurance Innovations, Inc. stockholders’ equity	76,455	48,162
Noncontrolling interests	21,068	31,916
Total stockholders’ equity	97,523	80,078
Total liabilities and stockholders’ equity	$156,597	$125,347

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HEALTH INSURANCE INNOVATIONS, INC.

Condensed Consolidated Statements of Income (unaudited)

($ in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues (premium equivalents of $98,896 and $76,977 for the three months ended June 30, 2017 and 2016, respectively and $189,836 and $147,717 for the six months ended June 30, 2016, respectively)	$61,783	$44,494	$117,651	$86,984
Operating expenses:
Third-party commissions	35,108	25,859	66,543	51,849
Credit card and ACH fees	1,232	974	2,415	1,857
Selling, general and administrative	14,697	11,697	29,954	23,667
Depreciation and amortization	992	797	1,930	1,532
Total operating expenses	52,029	39,327	100,842	78,905
Income from operations	9,754	5,167	16,809	8,079

Other expense:
Interest expense	1	100	—	155
Tax Receivable Agreement expense	—	244	—	429
Fair value adjustment to contingent acquisition consideration	—	15	—	15
Other expense	1	1	4	3
Net income before income taxes	9,752	4,807	16,805	7,477
Provision for income taxes	2,800	537	1,331	921
Net income	6,952	4,270	15,474	6,556
Net income attributable to noncontrolling interests	2,569	2,413	5,257	3,794
Net income attributable to Health Insurance Innovations, Inc.	$4,383	$1,857	$10,217	$2,762

Per share data:
Net income per share attributable to Health Insurance Innovations, Inc.
Basic	$0.38	$0.24	$1.00	$0.36
Diluted	$0.35	$0.24	$0.91	$0.36
Weighted average Class A common shares outstanding
Basic	11,550,204	7,592,972	10,228,564	7,578,264
Diluted	12,365,914	7,732,664	11,220,687	7,716,202

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HEALTH INSURANCE INNOVATIONS, INC.

Condensed Consolidated Statements of Cash Flows (unaudited)

($ in thousands, except share and per share data)

	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017

Operating activities:
Net income	$6,952	$15,474
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation	934	1,755
Depreciation and amortization	992	1,930
Deferred income taxes	453	762
Changes in operating assets and liabilities:
Increase in restricted cash	(170)	(2,224)
Decrease in accounts receivable, prepaid expenses and other assets	482	773
Decrease in advanced commissions	5,008	6,295
Increase in income taxes receivable	363	(1,282)
Decrease in income taxes payable	—	(2,121)
Increase in accounts payable, accrued expenses and other liabilities	974	297
Decrease in deferred revenue	(178)	(132)
Net cash provided by operating activities	15,810	21,527
Investing activities:
Capitalized internal-use software and website development costs	(741)	(1,410)
Purchases of property and equipment	(33)	(47)
Net cash used in investing activities	(774)	(1,457)
Financing activities:
Payments for noncompete obligation	(48)	(96)
Class A common stock withheld in treasury from restricted share vesting	—	(185)
Issuances of Class A common stock under equity compensation plans	11	20
Distributions to member	(3,297)	(4,494)
Net cash used in provided by financing activities	(3,334)	(4,755)
Net increase in cash and cash equivalents	11,702	15,315
Cash and cash equivalents at beginning of period	15,827	12,214
Cash and cash equivalents at end of period	$27,529	$27,529

Supplemental disclosure of non-cash financing activities:
Change in due to member related to Exchange Agreement	$—	$18,619
Change in deferred tax asset related to Exchange Agreement	—	(20,732)
Issuance of Class A common stock in a private offering related to Exchange Agreement	3	16,487
Exchange of Class B membership interests related to Exchange Agreement	(3)	(14,374)
Declared but unpaid distribution to member of Health Plan Intermediaries Holdings, LLC	(2,695)

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Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(unaudited)

($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$6,952	$4,270	$15,474	$6,556
Interest expense	1	100	—	155
Depreciation and amortization	992	797	1,930	1,532
Provision for income taxes	2,800	537	1,331	921
EBITDA	10,745	5,704	18,735	9,164
Non-cash stock-based compensation	964	482	1,784	969
Fair value adjustment to contingent consideration	—	15	—	15
Transaction costs	450	—	756	—
Tax receivable agreement liability adjustment	—	244	—	429
Severance, restructuring and other charges	363	103	896	222
Adjusted EBITDA	$12,522	$6,548	$22,171	$10,799

Reconciliation of Net Income to Adjusted Net Income per Share

(unaudited)

($ in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net income	$6,952	$4,270	$15,474	$6,556
Interest expense	1	100	—	155
Amortization	512	557	1,023	1,115
Provision for income taxes	2,800	537	1,331	921
Non-cash stock-based compensation	964	482	1,784	969
Fair value adjustment to contingent consideration	—	15	—	15
Transaction costs	450	0	756	—
Tax receivable agreement liability adjustment	—	244	—	429
Severance, restructuring and other charges	363	103	896	222
Adjusted pre-tax income	12,042	6,308	21,264	10,382
Pro forma income taxes	(4,576)	(2,397)	(8,080)	(3,945)
Adjusted net income	$7,466	$3,911	$13,184	$6,437
Total weighted average diluted share count	16,208	14,575	16,156	14,558
Adjusted net income per share	$0.46	$0.27	$0.82	$0.44

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(1)	EBITDA is defined as net income before interest expense, income taxes and depreciation and amortization. We have included EBITDA in this report because it is a key measure used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our business. However, EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operations, each as determined in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Other companies may calculate EBITDA differently than we do. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

(2)	To calculate adjusted EBITDA, we calculate EBITDA, which is then further adjusted for items that are not part of regular operating activities, including acquisition costs, and other non-cash items such as non-cash stock-based compensation. Adjusted EBITDA does not represent, and should not be considered as, an alternative to net income or cash flows from operations, each as determined in accordance with GAAP. We have presented adjusted EBITDA because we consider it an important supplemental measure of our performance and believe that it is frequently used by analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate adjusted EBITDA differently than we do. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

(3)	To calculate adjusted net income, we calculate net income then add back amortization (but not depreciation), interest, tax expense and other items that are not part of regular operating activities, including acquisition costs, restructuring costs, contract termination costs, tax receivable agreement liability adjustments, and other non-cash items such as non-cash stock-based compensation and fair value adjustment to contingent consideration. From adjusted pre-tax net income we apply a pro forma tax expense calculated at an assumed rate of 38%. We believe that when measuring Company and executive performance against the adjusted net income measure, applying a pro forma tax rate better reflects the performance of the Company without regard to the Company’s organizational tax structure. We have included adjusted net income in this report because it is a key performance measure used by our management to understand and evaluate our core operating performance and trends and because we believe it is frequently used by analysts, investors and other interested parties in their evaluation of our company. Other companies may calculate this measure differently than we do. Adjusted net income has limitations as an analytical tool, and you should not consider it in isolation or substitution for earnings per share as reported under GAAP.

(4)	Adjusted net income per share is computed by dividing adjusted net income by the total number of diluted Class A and Class B shares of our common stock for each period. We have included adjusted net income per share in this report because it is a key measure used by our management to understand and evaluate our core operating performance and trends and because we believe it is frequently used by analysts, investors and other interested parties in the evaluation of companies. Other companies may calculate this measure differently than we do. Adjusted net income per share has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for earnings per share as reported under GAAP.

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Reconciliation of Premium Equivalents to Revenues

(unaudited)

($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Premium equivalents	$98,896	$76,977	$189,836	$147,717
Less risk premium	35,502	30,942	69,043	57,824
Less amounts earned by third party obligors	1,611	1,541	3,142	2,909
Revenues	$61,783	$44,494	$117,651	$86,984

(1)	Premium equivalents is defined as our total collections, including the combination of premiums, fees for discount benefit plans, enrollment fees, and third-party commissions and referral fees. All amounts not paid out as risk premium to carriers or paid out to other third-party obligors are considered to be revenues for financial reporting purposes. We have included premium equivalents in this report because it is a key measure used by our management to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the inclusion of premium equivalents can provide a useful measure for period-to-period comparisons of our business. This financial measurement is considered a non-GAAP financial measure and is not recognized under generally accepted accounting principles in the United States of America (“GAAP”) and should not be used as, and is not an alternative to, revenues as a measure of our operating performance.

Summary of selected metrics

(unaudited)

($ in thousands)

	Submitted Applications
	Three Months Ended June 30, 2017
	2017	2016	Change (%)
IFP	95,900	65,000	47.5%
Supplemental products	66,900	62,600	6.9%
Total	162,800	127,600	27.6%

	Policies in Force
	As of June 30,
	2017	2016	Change
IFP	185,875	120,944	53.7%
Supplemental products	173,585	137,481	26.3%
Total	359,460	258,425	39.1%

	Submitted IFP Applications by Channel
	Q2’16	Q3’16	Q4’16	Q1’17	Q2’17
Agile	16,000	21,100	22,400	31,800	13,500
All Others	49,000	45,700	62,900	85,300	82,400
Total	65,000	66,800	85,300	117,100	95,900

	Core SG&A as a Percentage of Revenue
	Q2’16	Q3’16	Q4’16	Q1’17	Q2’17
Total SG&A	$11,697	$11,853	$16,007	$15,257	$14,697
Less: Stock-based compensation	482	393	2,430	820	964
Less: Transaction costs	—	—	—	306	450
Less: Severance, restructuring and other charges	103	224	2,163	533	363
Less: Marketing and Advertising	2,449	2,875	2,912	3,787	1,800
Core SG&A	$8,663	$8,361	$8,502	$9,811	$11,120
% of Revenue	19.5%	18.1%	16.5%	17.6%	18.0%

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Contacts:

Health Insurance Innovations, Inc.:

Michael Hershberger

Chief Financial Officer

(813) 397-1187

mhershberger@hiiquote.com

Investor Contact:

Investor Relations office

(813) 397-1187

IR@hiiquote.com

Media Contact for AgileHealthInsurance.com & HealthPocket.com:

Amy Fletcher

(720) 350-3144

info@afmcommunications.com

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